EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Upexi, Inc. on Form S-3 (File No 333-266000) and Form S-8 (File No 333-257491) of our report dated February 17, 2023 with respect to our audits of the consolidated financial statements of E-Core Technology, Inc. (d/b/a New England Technology, Inc.) as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020, which report is included in this Form 8-K/A of Upexi, Inc.

/s/ Marcum LLP

Marcum LLP

Marlton, New Jersey

February 17, 2023